Exhibit 99.1

eGain Provides Preliminary Financial Results for the

First Quarter of Fiscal 2013

Sunnyvale, Calif. (October 10, 2012) – eGain Communications (NASDAQ: EGAN), a leading provider of cloud and on-site customer interaction software, today announced preliminary financial results for its fiscal 2013 first quarter ended September 30, 2012.

Fiscal First Quarter Selected Preliminary Financial Results:

•	The company currently expects to report total revenue between $10.0 million and $10.5 million for the first quarter ending September 30, 2012

•	The company currently expects to report new business mix of 94% new cloud (hosting) contracts and 6% new license and support contracts for the first quarter

•	The company currently expects cloud revenues for the first quarter to increase 40% over the first quarter of fiscal 2012

Ashu Roy, eGain’s CEO commented, “We are pleased to report solid preliminary financial results for the fiscal first quarter. We saw continued significant demand for our cloud solutions, compared to our on-site solution – a trend that was ahead of our expectations. During the quarter, we received a large cloud order from an existing on-site customer who is migrating its eGain products to our cloud solution. This order had a significant impact on our new business mix. While this shift to more cloud business has had a short term impact on our revenues, we are excited about the growing acceptance of our cloud offering, as it delivers a significant increase in revenue visibility for the remainder of this fiscal year and beyond. We plan to update our guidance on expected business mix for fiscal 2013 in our upcoming quarterly results conference call.”

These results are based on preliminary information and are subject to change. The company plans to announce final first quarter fiscal 2013 results on November 6, 2012.

About eGain

eGain (NASDAQ: EGAN) is a leading provider of cloud and on-site customer interaction hub software. For over a decade, eGain solutions have helped improve customer experience, optimize service process and grow sales—across the web, social, and phone channels. Hundreds of the world’s largest companies rely on eGain to transform their fragmented sales engagement and customer service operations into unified Customer Interaction Hubs (CIHs).

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To find out more about eGain, visit http://www.eGain.com or call the company’s offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

Note: eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Communications Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

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Cautionary Note Regarding Forward-Looking Statements

All statements in this release that involve eGain’s forecasts (including the above stated guidance), beliefs, projections, expectations, including but not limited to our financial performance and guidance, the anticipated growth of our business, market trends, plans to invest in our business and expectations regarding the market acceptance of our products, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on information available to eGain at the time of this release, are not guarantees of future results; rather, they are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in this release. These risks include, but are not limited to, the uncertainty of demand for eGain products, including our guidance regarding revenue and split between new cloud, or hosting, contracts and new license and support contracts; our expectations related to our operations; our ability to invest resources to improve our products and continue to innovate; our partnerships; our future markets; and other risks detailed from time to time in eGain’s filings with the Securities and Exchange Commission, including eGain’s annual report on Form 10-K filed on September 25, 2012, and eGain’s quarterly reports on Form 10-Q. eGain assumes no obligation to update these forward-looking statements.

Note: eGain is a registered trademark, and the other eGain product and service names appearing in this release are trademarks or service marks, of eGain Communications Corp. All other company names and products are trademarks or registered trademarks of their respective companies.

Company Contact:	Investor Relations:
Eric Smit, CFO	Charles Messman or Todd Kehrli
408-636-4455	MKR Group, Inc.
iregain@eGain.com	323-468-2300
egan@mkr-group.com